UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2008

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

During a previously announced conference call held on Tuesday, November 11, 2008, management of Rockwell Automation, Inc. (the Company) discussed and posted on its website (www.rockwellautomation.com) the Company’s outlook for fiscal year 2009. Portions of the financial charts posted on the Company’s website relating to its outlook for fiscal year 2009 are filed herewith as Exhibit 99 and incorporated herein by reference.

The financial charts contain revenue growth excluding changes in currency, diluted earnings per share from continuing operations excluding special charges and free cash flow, which are all non-GAAP financial measures. The financial charts and the following information regarding these non-GAAP financial measures should be read in conjunction with the Company’s annual report on Form 10-K, periodic reports on Form 10-Q and Form 8-K and public announcements of financial information. Copies of these reports and financial information are available on the Company’s website.

Management believes that revenue growth excluding changes in currency provides useful information to investors because it reflects performance from our activities without the effect of changes in currency exchange rates. Management uses revenue growth excluding changes in currency as one measure to monitor and evaluate the Company’s performance. We determine the effect of changes in currency exchange rates by translating the respective period’s sales using the currency exchange rates that were in effect during the prior year.

The following is a reconciliation of revenue growth excluding changes in currency to revenue growth for our fiscal year 2008 results and our fiscal year 2009 outlook.

	Fiscal Year 2008 Results As Compared To Fiscal Year 2007 Results	Fiscal Year 2009 Outlook
Revenue growth excluding changes in currency	9%	- 1% to - 5%
Currency translation	5%	- 5%

Revenue growth	14%	- 6% to - 10%

Management believes that diluted earnings per share from continuing operations excluding special charges provides useful information to investors because it reflects the operating performance of our continuing business excluding special charges. Management uses diluted earnings per share from continuing operations excluding special charges as a measure of Company performance.

(Page 2 of 6 Pages)

The following is a reconciliation of diluted earnings per share from continuing operations excluding special charges to diluted earnings per share from continuing operations for fiscal year 2008.

Diluted Earnings Per Share	Fiscal Year 2008
Income from continuing operations per share	$3.90
Special charges per share	0.21

Income from continuing operations excluding special charges per share	$4.11

Average diluted shares	148.2

Our definition of free cash flow takes into consideration capital investments required to maintain the operations of our businesses and execute our strategy. We account for share-based compensation under SFAS 123(R), which requires us to report the excess income tax benefit from the exercise of stock options as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of free cash flow in order to generally classify cash flows arising from income taxes as operating cash flows.

In our opinion, free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one measure to monitor and evaluate performance. Our definition of free cash flow may be different from definitions used by other companies.

Our definition of free cash flow excludes the operating cash flows and capital expenditures related to our discontinued operations. Operating, investing and financing cash flows of our discontinued operations are presented separately in our statement of cash flows. Cash flows from the operating activities of our discontinued operations are reported in our statement of cash flows net of their separately calculated income tax effects. U.S. federal and state income taxes paid as a result of the gain on sale of the principal business of our former Power Systems operating segment have been classified within continuing operations consistent with the cash proceeds. These taxes paid in fiscal year 2008 have been excluded from free cash flow to present free cash flow that is representative of the performance of our continuing businesses.

(Page 3 of 6 Pages)

The following is a reconciliation of free cash flow to cash provided by continuing operating activities for fiscal year 2008.

Fiscal Year 2008
Cash provided by continuing operating activities	$596.8
Capital expenditures of continuing operations	(151.0)
Tax payments related to the gain on divestiture of Power Systems	7.9
Excess income tax benefit from the exercise of stock options	4.6

Free cash flow	$458.3

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99	Portions of Financial Charts posted November 11, 2008

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/S/ DOUGLAS M. HAGERMAN
Douglas M. Hagerman
Senior Vice President, General Counsel and Secretary

Date: November 14, 2008

(Page 5 of 6 Pages)

EXHIBIT INDEX

Exhibit Number	Description
99	Portions of Financial Charts posted November 11, 2008

(Page 6 of 6 Pages)